Exhibit 23.1






                         Consent of Independent Auditors






The Board of Directors
Dynex Capital, Inc.


We consent to the use of our reports incorporated by reference in the registration statement on Form S-8 of Dynex Capital, Inc. and to the reference to our firm under the heading "Experts" in the Statement of Information for Participants.


                                         KPMG PEAT MARWICK LLP




Richmond, Virginia
July 28, 1997